UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 27, 2006

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c)(1) On October 27, 2006, Developers Diversified Realty Corporation (the “Company”) announced that Christa Vesy will join the Company as its Senior Vice President — Chief Accounting Officer on November 13, 2006.
     Ms. Vesy, 35, is currently the Controller of the Lubrizol Additives business segment of The Lubrizol Corporation (“Lubrizol”), a specialty chemical company that produces and supplies technologies that seek to improve the quality and performance of its customers’ products in the global transportation, industrial and consumer markets. From September 2004 to August 2005, she served as Lubrizol’s Manager — External Financial Reporting. Prior to joining Lubrizol, from 1993 to September 2004, Ms. Vesy held various positions with the Assurance and Business Advisory Services group of PricewaterhouseCoopers LLP, a registered public accounting firm, including Senior Manager from 1999 to September 2004.
     The Company expects to enter into a change in control agreement with Ms. Vesy, on substantially the same terms as the change in control agreements that it has entered into with its other senior officers, including providing for certain benefits payable by the Company if certain termination or constructive termination events occur within a specified period after a change in control of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation

(Registrant)
Date: October 27, 2006	By:	/s/ William H. Schafer

William H. Schafer
Executive Vice President and Chief Financial Officer